UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

TDX INDEPENDENCE FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

<Subject> TDX Independence Funds: Vote Your Shares

Dear <FName> <LName>,

TDX Independence Funds recently sent you proxy materials relating to its joint special meeting of shareholders, which is scheduled to be held on October 20, 2010.

We encourage you to vote your shares <Hyperlink to: <https://east.proxyvote.com/pv/web.do> as soon as possible. Simply follow the on-screen instructions.

Please call the TDX Proxy Hotline at 866-905-8159 if you no longer have your copy of the voting instructions, or if you require any further assistance in voting your shares.

Sincerely,

John B. Bunch
President
TD AMERITRADE

This is an automated email, and replies will not be delivered. If you need to contact us, please log on to your account and click the “Message Center” link.

TD AMERITRADE understands the importance of protecting your privacy. We are sending you this notification to inform you of important information regarding your account. If you’ve elected to opt out of receiving marketing communications from us, we will honor your request.

TDX Independence Funds, Inc. ETFs are distributed by ALPS Distributors, Inc. TD AMERITRADE is not affiliated with TDX Independence Funds, Inc. or ALPS Distributors, Inc.

TD AMERITRADE, Inc., member FINRA/SIPC/NFA<www.finra.org/www.sipc.org/www.nfa.futures.org>. TD AMERITRADE is a trademark jointly owned by TD AMERITRADE IP Company, Inc. and The Toronto-Dominion Bank. Copyright 2010 TD AMERITRADE IP Company, Inc. All rights reserved. Used with permission.

Distributed by: TD AMERITRADE, Inc., 1005 North Ameritrade Place, Bellevue, NE 68005.

TDA 1161 EM 09/10